ChinaCast Education Corporation Announces Agreement
To Acquire Third Accredited Private University in China

Beijing, March 30, 2010 -- ChinaCast Education ("ChinaCast" or the "Company", NASDAQ: CAST), a leading for-profit, post-secondary education and e-Learning services provider in China, today announced that it has signed a Memorandum of Understanding ("MOU") to purchase a 100% interest in the holding company of a private, accredited university in China in cash and/or shares for $66.2 million, which is based on a multiple of the university's 2009 academic year adjusted net income. The acquisition, which represents the Company's third university transaction, is expected to close within 90 days, subject to US GAAP audited financials and other customary closing conditions. The name of the university will be kept confidential for competitive reasons until the effective closing date.

This school was founded in 2003 and established by private investors as an independent, accredited college affiliated with a state-owned university. For the current 2009 academic year which started on September 1, 2009, the college had 9,929 students enrolled on-campus with expected revenues of approximately $15.9 million. The staff includes 511 full-time and part-time teachers and offers fully accredited bachelor degree and diploma courses in industrial engineering design, computer engineering, management, economics, language studies and law. The school has a campus area encompassing 47 acres and over 2.2 million square feet of building floor space.

"We have been working diligently to further expand our curriculum offerings and geographic footprint and to create value for ChinaCast shareholders," said Ron Chan, ChinaCast Education Corporation Chairman and CEO. "Once we close this transaction, we will be providing post-secondary education and e-Learning services to over 30,000 on-campus and approximately 140,000 online university students, which we believe positions us well to further capitalize on the continued growth of China's higher education market, which is now the world's largest.”

About ChinaCast Education Corporation

Established in 1999, ChinaCast Education Corporation is a leading for-profit, post-secondary education and e-Learning services provider in China. The Company provides post-secondary degree and diploma programs through its two universities in China: The Foreign Trade and Business College of Chongqing Normal University and the Lijiang College of Guangxi Normal University. These universities offer fully accredited, career-oriented bachelor's degree and diploma programs in business, economics, law, IT/computer engineering, hospitality and tourism management, advertising, language studies, art and music. The Company provides its e-Learning services to post-secondary institutions, K-12 schools, government agencies and corporate enterprises via its nationwide satellite/fiber broadband network. These services include interactive distance learning applications, multimedia education content delivery, English language training and vocational training courses. The Company is listed on NASDAQ Global Select Market with the ticker symbol CAST.

Safe Harbor Statement

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements express our current expectations or forecasts of possible future results or events, including projections of future performance, statements of management's plans and objectives, future contracts, and forecasts of trends and other matters. These projections, expectations and trends are dependent on certain risks and uncertainties including such factors, among others, as growth in demand for education services, smooth and timely implementation of new training centers and other risk factors listed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as "anticipate," "estimate," "expect," "believe," "will likely result," "outlook," "project" and other words and expressions of similar meaning. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

Contact:

ChinaCast Education
Michael J. Santos, President-International
+1-347-482-1588
mjsantos@chinacasteducation.com

HC International
Ted Haberfield, Executive Vice President
+1-760-755-2716
thaberfield@hcinternational.net